Exhibit 4.1


                                 AMENDMENT NO. 2

     AMENDMENT NO. 2, dated as of July 28, 2006 (this "Amendment"), by and among Revlon Consumer Products Corporation (the "Company"), Citicorp USA, Inc., as administrative agent for the Term Loan Lenders (in such capacity, the "Term Loan Administrative Agent"), and Citicorp USA, Inc., as administrative agent for the Multi-Currency Lenders (in such capacity, the "Multi-Currency Administrative Agent" and, together with the Term Loan Administrative Agent, the "Administrative Agents").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Administrative Agents are parties to that certain Credit Agreement, dated as of July 9, 2004 (as amended by Amendment No. 1 thereto dated as of February 15, 2006, the "Credit Agreement"), among the Company and the Local Borrowing Subsidiaries, as borrowers, the Lenders and Issuing Lenders party thereto, the Term Loan Administrative Agent, the Multi-Currency Administrative Agent and Citicorp USA, Inc., as collateral agent for the Secured Parties; and

     WHEREAS, the Company has requested that the Administrative Agents, on behalf of the Lenders, enter into this Amendment to amend the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Amendments. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

     (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions among the existing definitions set forth in such section in alphabetical order:

          "Additional Term Loan" and "Additional Term Loans" shall have the meanings assigned to such terms in Section 2.1(b).

          "Additional Term Loan Commitment" shall mean, with respect to each Additional Term Loan Lender, the obligation of such Additional Term Loan Lender to make Additional Term Loans to the Company on the Amendment No. 2 Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Additional Term Loan Lender's name on Schedule IIA; collectively, as to all such Additional Term Loan Lenders, the "Additional Term Loan Commitments".

          "Additional Term Loan Facility" shall mean the Additional Term Loan Commitments and the provisions herein related to the Additional Term Loans.

          "Additional Term Loan Lender" shall mean each bank or other financial institution from time to time party hereto which holds an Additional Term Loan Commitment or an Additional Term Loan; collectively, the "Additional Term Loan Lenders".

          "Additional Term Loan Percentage" shall mean, at any date with respect to each Additional Term Loan Lender, the percentage which the aggregate outstanding principal amount of such Additional Term Loan Lender's Additional Term Loans at such date constitutes of the aggregate outstanding principal amount of Additional Term Loans of all Additional Term Loan Lenders at such date.

          "Aggregate Additional Term Loan Commitment" shall mean, at any time, the aggregate amount of the Additional Term Loan Commitments of all Additional Term Loan Lenders then in effect. The original amount of the Aggregate Additional Term Loan Commitment is $100,000,000.

          "Aggregate Original Term Loan Commitment" shall mean, at any time, the aggregate amount of the Original Term Loan Commitments of all Original Term Loan Lenders then in effect. The original amount of the Aggregate Original Term Loan Commitment is $800,000,000.

          "Amendment No. 2" shall mean the Amendment No. 2, dated as of July 28, 2006, by and among the Company, the Term Loan Administrative Agent and the Multi-Currency Administrative Agent, to this Agreement.

          "Amendment No. 2 Effective Date" shall mean the Effective Date (as defined in Amendment No. 2).

          "Original Term Loan" and "Original Term Loans" shall have the meanings assigned to such terms in Section 2.1(a).

          "Original Term Loan Commitment" shall mean, with respect to each Original Term Loan Lender, the obligation of such Original Term Loan Lender to make Original Term Loans to the Company on the Closing Date, in an aggregate principal amount not to exceed the amount set forth opposite such Original Term Loan Lender's name on Schedule II; collectively, as to all such Original Term Loan Lenders, the "Original Term Loan Commitments".

          "Original Term Loan Facility" shall mean the Original Term Loan Commitments and the provisions herein related to the Original Term Loans.

          "Original Term Loan Lender" shall mean each bank or other financial institution from time to time party hereto which holds an Original Term Loan Commitment or an Original Term Loan; collectively, the "Original Term Loan Lenders".

          "Original Term Loan Percentage" shall mean, at any date with respect to each Original Term Loan Lender, the percentage which the aggregate outstanding principal amount of such Original Term Loan Lender's Original Term Loans at such date constitutes of the aggregate outstanding principal amount of Original Term Loans of all Original Term Loan Lenders at such date.

     (b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definitions of "Aggregate Term Loan Commitment", "Term Loan Commitment", "Term Loan Facility", "Term Loan" and "Term Loan Percentage" in their entirety as follows, respectively:

          "Aggregate Term Loan Commitment" shall mean, at any time, the aggregate amount of the Aggregate Original Term Loan Commitments and the Aggregate Additional Term Loan Commitments then in effect.

          "Term Loan Commitment" shall mean, with respect to any Term Loan Lender, the Original Term Loan Commitments and the Additional Term Loan Commitments of such Term Loan Lender.

          "Term Loan Facility" shall mean each of the Original Term Loan Facility and the Additional Term Loan Facility.

          "Term Loan" shall mean any Original Term Loan or any Additional Term Loan; collectively, the "Term Loans".

          "Term Loan Percentage" shall mean, at any date with respect to each Term Loan Lender, the percentage which the aggregate outstanding principal amount of such Term Loan Lender's Term Loans at such date constitutes of the aggregate outstanding principal amount of Term Loans of all Term Loan Lenders at such date.

     (c) The definition of "EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the word "and" at the end of clause (b)(xv) thereof with ",", (ii) adding the word "and" at the end of clause (b)(xvi) thereof and (iii) adding the following as a new clause (b)(xvii) thereof:

          "(xvii) non-recurring restructuring charges and returns charges in an aggregate amount with respect to all charges under this clause (xvii) not to exceed $25,000,000 during the term of this Agreement in respect of organizational realignments and related costs and returns costs due to retail space reconfigurations and/or product discontinuances (specifically identified and itemized by the Company at the time taken, whether or not characterized as a non-recurring or restructuring charge in accordance with
     GAAP)".

     (d) Section 2.1 of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

          "Section 2.1 Term Loan Commitments. (a) Subject to the terms and conditions of this Agreement, each Original Term Loan Lender severally made term loans in Dollars (individually, an "Original Term Loan"; collectively, the "Original Term Loans") to the Company under the Original Term Loan Commitments on the Closing Date in an amount equal to such Original Term Loan Lender's Original Term Loan Commitment.

          (b) Subject to the terms and conditions of this Agreement, each Additional Term Loan Lender severally agrees to make term loans in Dollars (individually, an "Additional Term Loan"; collectively, the "Additional Term Loans") to the Company under the Additional Term Loan Commitments, which Additional Term Loans shall be made in a single drawing on the Amendment No. 2 Effective Date; provided, however, that the aggregate outstanding amount of the Additional Term Loans made by any Additional Term Loan Lender shall not exceed such Additional Term Loan Lender's Additional Term Loan Commitment.

          (c) The Term Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate Loans or (c) a combination thereof, as determined by the Company and notified to the Term Loan Administrative Agent in accordance with Section 2.3 and 7.7. Amounts borrowed under this Section
     2.1 and repaid or prepaid may not be reborrowed. All optional and mandatory prepayments of the Term Loans pursuant to this Agreement shall be applied pro rata between the Original Term Loans and the Additional Term Loans."

     (e) Section 2.3 of the Credit Agreement is hereby amended by (i) renumbering the existing paragraph (b) thereof as paragraph (c) and (ii) adding as a new paragraph (b) thereof the following:

          "(b) The Company may request a borrowing under the Additional Term Loan Commitments on the Amendment No. 2 Effective Date, subject to Section 2.1, by submitting an irrevocable Notice of Borrowing to the Term Loan Administrative Agent, which notice shall specify (i) the aggregate principal amount to be borrowed, (ii) the Amendment No. 2 Effective Date,
     (iii) whether the Additional Term Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and
     (iv) if the Additional Term Loans to be borrowed are Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto. Any such Notice of Borrowing must be received by the Term Loan Administrative Agent prior to 11:00 a.m., New York City time, three Working Days prior to the requested borrowing date, in the case of Eurodollar Loans, and one Business Day prior to the requested borrowing date, in the case of Alternate Base Rate Loans. Upon receipt of any such notice, the Term Loan Administrative Agent will promptly notify each Additional Term Loan Lender thereof. Each Additional Term Loan Lender will make available to the Term Loan Administrative Agent in immediately available funds at the office of the Term Loan Administrative Agent specified in Section 14.2 (or at such other location as the Term Loan Administrative Agent may direct), by 1:00 P.M., New York City time, on the Amendment No. 2 Effective Date an amount equal to the Additional Term Loan Percentage of such Additional Term Loan Lender multiplied by the aggregate principal amount of the Additional Term Loans requested to be made on the Amendment No. 2 Effective Date in Dollars, in funds immediately available to the Term Loan Administrative Agent. The proceeds of the Additional Term Loans received by the Term Loan Administrative Agent hereunder on the applicable borrowing date shall promptly be made available to the Company by the Term Loan Administrative Agent's crediting the account of the Company designated to the Term Loan Administrative Agent with the aggregate amount actually received by the Term Loan Administrative Agent from the Additional Term Loan Lenders and in like funds as received by the Term Loan Administrative Agent."

     (f) Section 2.4(a) of the Credit Agreement is hereby amended by (i) amending all references therein of "Term Loans" to "Original Term Loans", (ii) amending all references therein of "Term Loan Lender" to "Original Term Loan Lender" and (iii) amending all references therein of "Term Loan Percentage" to "Original Term Loan Percentage"."

     (g) Section 2.4 of the Credit Agreement is hereby amended by (i) renumbering the existing paragraph (b) thereof as paragraph (c) and (ii) adding as a new paragraph (b) thereof the following:

          "(b) The Additional Term Loans of each Additional Term Loan Lender shall mature in 16 consecutive quarterly installments, each of which shall be in an amount equal to such Additional Term Loan Lender's Additional Term Loan Percentage multiplied by the amount set forth below opposite such installment (as such amounts may be reduced from time to time in accordance with Section 7.2(b) or 7.4(d)):

                            Installment        Principal Amount
                            -----------        ----------------

                         October 15, 2006        $252,525.25

                         January 15, 2007        $252,525.25

                           April 15, 2007        $252,525.25

                            July 15, 2007        $252,525.25

                         October 15, 2007        $252,525.25

                         January 15, 2008        $252,525.25

                           April 15, 2008        $252,525.25

                            July 15, 2008        $252,525.25

                         October 15, 2008        $252,525.25

                         January 15, 2009        $252,525.25

                           April 15, 2009        $252,525.25

                            July 15, 2009        $252,525.25

                            Installment        Principal Amount
                            -----------        ----------------

                         October 15, 2009        $252,525.25

                         January 15, 2010        $252,525.25

                           April 15, 2010        $252,525.25

                    Term Loan Maturity Date    $96,212,121.25"

     (h) Section 2.5 of the Credit Agreement is hereby amended by (i) amending all references therein of "Term Loans" to "Original Term Loans" and (ii) adding at the end of such section the following: "The proceeds of the Additional Term Loans hereunder shall be used by the Company for general corporate purposes not prohibited hereunder."

     (i) Section 7.3(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(g) Upon the borrowing of Term Loans pursuant to Section 2.1, the Term Loan Commitment of each Term Loan Lender shall be automatically and permanently reduced in the amount of the Term Loan made by each Term Loan Lender pursuant to such borrowing. The Aggregate Original Term Loan Commitment, if any, shall terminate on the Closing Date after the funding of the Original Term Loans. The Aggregate Additional Term Loan Commitment, if any, shall terminate on the Amendment No. 2 Effective Date after the funding of the Additional Term Loans."

     (j) Section 11.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters of the Company ending during any period set forth below to be more than the amount set forth opposite such period:

                                                     Senior Secured
                          Period                     Leverage Ratio
                          ------                     ---------------

                 December 31, 2004 through            5.50 to 1.00
                 June 30, 2007

                 September 30, 2007 and each          5.00 to 1.00"
                 fiscal quarter thereafter

     (k) Article XII of the Credit Agreement is hereby amended by (i) adding "or" at the end of clause (s) thereof and (ii) adding the following as a new clause (t) thereof:

          "(t) Additional Equity Offerings. (i) The aggregate commitments by the M&FH Lenders to provide the M&FH Loans to the Company (whether such commitments are funded or unfunded) shall be less than $87,000,000 at any time during the period from the Amendment No. 2 Effective Date to the date on which Revlon shall have consummated one or more Equity Offerings after the Amendment No. 2 Effective Date generating at least $75,000,000 in gross proceeds and made Capital Contributions to the Company in an amount equal to the Net Proceeds in respect thereof (provided that no such Equity Offering shall be required hereunder), or (ii) the Company shall fail to apply any Capital Contributions referred to in clause (i) above promptly after its receipt thereof to repurchase, repay, defease or redeem any Subordinated Notes or other Indebtedness for borrowed money of the Company scheduled to mature prior to the Term Loan Maturity Date, including, without limitation, repayment of outstanding Multi-Currency Loans without any corresponding permanent reduction in the Aggregate Multi-Currency Commitment;"

     (l) The Annex C attached to this Amendment is hereby added to the Credit Agreement as a new Schedule IIA thereto.

     3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the "Effective Date"):

     (a) The Administrative Agents shall have received (i) this Amendment, duly executed and delivered by the Company and the Administrative Agents, (ii) the Consent and Affirmation, in the form attached hereto as Annex A, duly executed and delivered by each of the Guarantors, and (iii) Lender Consents, in the form attached hereto as Annex B (the "Lender Consent"), duly executed and delivered by Lenders constituting the Required Lenders.

     (b) The Administrative Agents shall have received written commitments duly executed by existing Lenders (or their Affiliates or Related Funds) or other Eligible Assignees in an aggregate amount equal to the amount of the proposed Aggregate Additional Term Loan Commitments and, in the case of each such Eligible Assignee that is not an existing Lender, an assumption agreement in form and substance satisfactory to the Administrative Agents and duly executed by the Company, the Administrative Agents and such Eligible Assignee.

     (c) The Administrative Agents shall have received certified copies of resolutions of the Board of Directors of the Company and each Guarantor approving the execution, delivery and performance of this Amendment and the other documents to be executed in connection herewith.

     (d) The Administrative Agents shall have received a favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company and each Guarantor, addressed to the Administrative Agents, the Collateral Agent, the Lenders and the Issuing Lenders and in form and substance reasonably satisfactory to the Administrative Agents.

     (e) The Administrative Agents shall have received from the applicable title insurance company bring-down endorsements to each of the title insurance policies issued pursuant to the terms of the Credit Agreement insuring the continued first priority Lien of the Collateral Agent for the benefit of the Multi-Currency Secured Parties (as defined in the Pledge and Security Agreement) and the continued second priority Lien of the Collateral Agent for the benefit of the Term Loan Secured Parties (as defined in the Pledge and Security Agreement) on each of the Mortgaged Properties pursuant to the Mortgages, subject only to Customary Permitted Liens, and otherwise in form and substance reasonably satisfactory to the Administrative Agents.

     (f) The Administrative Agents shall have received a solvency certificate from the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Administrative Agents.

     (g) The Term Loan Administrative Agent shall have received a duly executed Notice of Borrowing from the Company.

     (h) The Administrative Agents shall have received (i) all accrued and unpaid interest on the Term Loans (immediately prior to giving effect to this Amendment), together with any amounts payable pursuant to Section 7.11 of the Credit Agreement and (ii) all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Effective Date, to the extent such fees and expenses have been invoiced at least one Business Day prior to the Effective Date.

     (i) (i) The Term Loan Administrative Agent shall have received from the Company, for the ratable benefit of the Term Loan Lenders that have delivered a Lender Consent on or prior to 12:00 noon (New York time) on July 21, 2006, an amendment fee equal to 0.125% of each such Term Loan Lender's Term Loan Percentage of the aggregate principal amount of Term Loans outstanding on the Effective Date (immediately prior to giving effect to this Amendment) and (ii) the Multi-Currency Administrative Agent shall have received from the Company, for the ratable benefit of the Multi-Currency Lenders that have delivered a Lender Consent on or prior to 12:00 noon (New York time) on July 21, 2006, an amendment fee equal to 0.125% of each such Multi-Currency Lender's Multi-Currency Percentage of the Aggregate Multi-Currency Commitment on the Effective Date; provided, that, in the case of clauses (i) and (ii), the Additional Term Loans are made by the Additional Term Loan Lenders on the Effective Date.

     (j) Prior to and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     (k) No Default or Event of Default shall have occurred and be continuing on the date hereof prior to or after giving effect to this Amendment.

     4. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agents and the Lenders, on and as of the date hereof, both prior to and after giving effect to this Amendment, that:

     (a) (i) The Company has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by the Company and (iii) this Amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

     (c) No Default or Event of Default has occurred and is continuing.

     5. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Company shall continue to be bound by all of such terms and provisions. This Amendment is limited to the specific provisions of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agents' or the Lenders' willingness to amend or waive, any other provisions of the Credit Agreement or the same provisions for any other date or purpose.

     6. Expenses. The Company agrees to pay and reimburse each Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, and all other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agents.

     7. Choice of Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

     9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

     10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11. Loan Document. This Amendment is a Loan Document.

     12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                        REVLON CONSUMER PRODUCTS CORPORATION


                                        By:    /s/ Robert K. Kretzman
                                               ---------------------------------
                                        Name:  Robert K. Kretzman
                                        Title: Executive Vice President, General
                                               Counsel & Chief Legal Officer

                                        CITICORP USA, INC., as Term Loan
                                        Administrative Agent and Multi-Currency
                                        Administrative Agent


                                        By:    /s/ William Washburn
                                               ---------------------------------
                                        Name:  William Washburn
                                        Title: Director/Vice President